As filed with the Securities and Exchange Commission on May 17, 2001
                                                     Registration No.  333-

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                            DOW JONES & COMPANY, INC.
             (Exact name of registrant as specified in its charter)

                    Delaware                     13-5034940
          (State or other jurisdiction       (I.R.S. Employer
             of incorporation)               Identification No.)

   200 Liberty Street, New York, New York                           10281
  (Address of principal executive offices)                      (Zip Code)

                   DOW JONES 2001 LONG-TERM INCENTIVE PLAN
                           (Full title of the plan)
                             Richard F. Zannino
                          Dow Jones & Company, Inc.
                              200 Liberty Street
                          New York, New York 10281
                            Phone: (212) 416-2000
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------
Title of Securities  Amount to        Proposed     Proposed       Amount of
to be Registered     be Registered    Maximum      Maximum        Fee
Registration         (1)              Offering     Aggregate
                                      Price Per    Offering
                                      Share (2)    Price
---------------------------------------------------------------------------
Common Stock, par   7,000,000         $55.03       $385,210,000   $96,303
Value $1.00 per     shares
Share
---------------------------------------------------------------------------

(1) Plus such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event in accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) of the Securities Act, the registration fee is based upon the average of the high and low prices of the registrant's common stock as reported on the New York Stock Exchange Composite Tape on May 16, 2001.

                                   PART I
            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Item 2. Registrant Information and Employee Plan Annual Information.

     The documents containing the information required by these items are not filed as part of this Registration Statement pursuant to the Note to
Part I of Form S-8.

                                   PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, N.Y. and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Reports, proxy and information statements and other information concerning us can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement. Information in this Registration Statement may update documents previously filed with the SEC, and later information that we file with the SEC will automatically update this Registration Statement. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering:

     (1) The Annual Report on Form 10-K of Dow Jones for the year ended December 31, 2000.

     (2) The Quarterly Report on Form 10-Q of Dow Jones for the quarter ended March 31, 2001.

     (3) The description of the common stock of Dow Jones, contained in the registration statement on Form 8-A under the Exchange Act, filed June 17, 1976, and the description of the Class B Common Stock of Dow Jones, par value $1.00 per share, contained in a registration statement on Form 8-A under the Exchange Act, filed April 28, 1987.

Item 4.  Description of Securities
      Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
      Peter G. Skinner, Esq., Executive Vice President, General Counsel and Secretary of Dow Jones, will issue an opinion as to the legality of the common stock offered under this Registration Statement. Mr. Skinner is employed by the Company and is eligible to participate in the Dow Jones 2001 Long-Term Incentive Plan.

     The consolidated financial statements and related financial statement schedule included or incorporated by reference in Dow Jones' Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by PricewaterhouseCoopers LLP, independent accountants, whose reports thereon are incorporated by reference in this registration statement. These financial statements and schedule are incorporated in reliance upon the reports of PricewaterhouseCoopers LLP, given upon their authority as experts in auditing and accounting. The consolidated financial statements of Dow Jones and its subsidiaries for each future fiscal year, and the report of Dow Jones' independent accountants retained for such fiscal year, will be incorporated by reference in this registration statement, so long as the accountants have consented to the use of their reports thereon, in reliance upon the authority of the accountants as experts in auditing and accounting.

Item 6. Indemnification of Directors and Officers.
      Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors, employees and agents prosecuted in a criminal action or sued in a civil action or proceeding, including, under certain circumstances, suits by or in the right of Dow Jones, for any expenses, including attorneys' fees, or any liabilities which may be incurred in consequence of such action or proceeding, under the conditions stated in that section.

     Section 32 of Dow Jones' bylaws provides for indemnification of officers and directors to the full extent permitted by the Delaware General Corporation Law.

     Dow Jones maintains directors' and officers' liability and corporation reimbursement insurance for the benefit of Dow Jones and its directors and officers. The policy provides coverage for certain amounts paid as indemnification pursuant to the provisions of Delaware law and Dow Jones' bylaws.

Item 7. Exemption From Registration Claimed.
     Not Applicable.

Item 8.  Exhibits

Exhibit No.    Description of Exhibit

 3.1 The Restated Certificate of Incorporation of Dow Jones, as amended, is hereby incorporated herein by reference to
               Exhibit 19.1 to its Form 10-Q for the quarter ended
               March 31, 1988.

 3.2 The Bylaws of Dow Jones are hereby incorporated herein by reference to Exhibit 19.2 to its Form 10-Q for the quarter ended September 30, 1987.

 4             Dow Jones 2001 Long-Term Incentive Plan.

 5             Opinion of Peter G. Skinner, Esq.

23.1           Consent of Peter G. Skinner, Esq. (included in Exhibit 5)

23.2 Consent of PricewaterhouseCoopers LLP, independent accountants.

24             Power of Attorney (included in signature pages hereto).

Item 9. Undertakings.
     Dow Jones hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
     provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.
     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (d) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Dow Jones certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on



                                                DOW JONES & COMPANY, INC.
                                                -------------------------
                                                      (Registrant)



Dated: May 16, 2001                       By: /s/ Christopher W. Vieth
                                                 ------------------------
                                                   Christopher W. Vieth
                                                 Vice President, Finance
                                                and Corporate Controller
                                               (Chief Accounting Officer)

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter R. Kann and Peter G. Skinner and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any additional registration statements pursuant to Instruction E to Form S-8 and any and all documents in connection therewith, and to file the same, with all exhibits, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies, approves and confirms all that his or her said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                      Title                          Date
---------                      -----                          ----


   /s/ Peter R. Kann
---------------------------    Chief Executive Officer        May 16, 2001
Peter R. Kann                  and Director (principal
                               executive officer)

   /s/ Richard F. Zannino
---------------------------    Executive Vice President       May 16, 2001
 Richard F. Zannino            and Chief Financial Officer
                              (principal financial officer)

   /s/ Christopher W. Vieth
---------------------------    Vice President, Finance        May 16, 2001
 Christopher W. Vieth          and Corporate Controller
                              (principal accounting officer)

   /s/ Rand V. Araskog
---------------------------    Director                       May 16, 2001
Rand V. Araskog


   /s/ Christopher Bancroft
---------------------------    Director                       May 16, 2001
Christopher Bancroft


   /s/ Harvey Golub
---------------------------    Director                       May 16, 2001
Harvey Golub

   /s/ Roy A. Hammer
---------------------------    Director                       May 16, 2001
Roy A. Hammer


   /s/ Leslie Hill
---------------------------    Director                       May 16, 2001
Leslie Hill


   /s/ Irvine O. Hockaday, Jr.
---------------------------    Director                       May 16, 2001
Irvine O. Hockaday, Jr.


   /s/ Vernon E. Jordan, Jr.
---------------------------    Director                       May 16, 2001
Vernon E. Jordan, Jr.


   /s/ David K. P. Li
---------------------------    Director                       May 16, 2001
David K. P. Li


   /s/ M. Peter McPherson
---------------------------    Director                       May 16, 2001
M. Peter McPherson


   /s/ Frank N. Newman
---------------------------    Director                       May 16, 2001
Frank N. Newman


   /s/ James H. Ottaway, Jr.
---------------------------    Director                       May 16, 2001
James H. Ottaway, Jr.


   /s/ Elizabeth Steele
---------------------------    Director                       May 16, 2001
Elizabeth Steele



---------------------------    Director                       May 16, 2001
William C. Steere, Jr.


   /s/ Dieter von Holtzbrinck
---------------------------    Director                       May 16, 2001
Dieter von Holtzbrinck

                                  EXHIBIT INDEX

Exhibit No.    Description of Exhibit

 3.1 The Restated Certificate of Incorporation of Dow Jones, as amended, is hereby incorporated herein by reference to
               Exhibit 19.1 to its Form 10-Q for the quarter ended
               March 31, 1988.

 3.2 The Bylaws of Dow Jones are hereby incorporated herein by reference to Exhibit 19.2 to its Form 10-Q for the quarter ended September 30, 1987.

 4             Dow Jones 2001 Long-Term Incentive Plan.

 5             Opinion of Peter G. Skinner, Esq.

23.1           Consent of Peter G. Skinner, Esq.  (included in Exhibit 5)

23.2 Consent of PricewaterhouseCoopers LLP, independent accountants.

24             Power of Attorney (included in signature pages hereto).
































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